UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2017

HEXION INC.

(Exact Name of Registrant as Specified in Its Charter)

1-71	New Jersey	13-0511250
Commission File Number	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 25, 2017, Hexion Inc. (the “Registrant”) issued a news release, pursuant to Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), announcing its intention to offer $200 million aggregate principal amount of new senior secured notes due 2022 (the “Notes”) through a private placement. The Registrant intends to use the net proceeds from the offering of the Notes, together with the net proceeds of the previously announced offering of first-priority senior secured notes due 2022 and cash on its balance sheet, to (i) purchase or redeem all of its outstanding 8.875% Senior Secured Notes due 2018 and (ii) pay related fees and expenses. A copy of such news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Registrant is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	News Release, dated January 25, 2017, announcing Hexion Inc.’s Proposed $200 Million Debt Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION INC.

Date: January 25, 2017	By:	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release, dated January 25, 2017, announcing Hexion Inc.’s Proposed $200 Million Debt Offering